Exhibit 99.1

Media Release

FOR IMMEDIATE RELEASE	Contacts:	Richard W. Pehlke, 312.698.6711 Chief Financial Officer Grubb & Ellis Realty Advisors, Inc.

Janice McDill, 312.698.6707 janice.mcdill@grubb-ellis.com
Grubb & Ellis Realty Advisors, Inc. Announces
Record Date for Liquidation Distribution
          CHICAGO (April 8, 2008) — Grubb & Ellis Realty Advisors, Inc. (AMEX: GAV, GAV.WS) announced today that the Company has set April 17, 2008 as the record date for determining the stockholders entitled to receive liquidating distributions. The dissolution and plan of liquidation of the Company is subject to stockholder approval, for which the Board of Directors has called a special meeting of stockholders to be held on April 14, 2008.
          Pursuant to the plan of liquidation, subject to stockholder approval, the Company will return the amount held in trust, together with interest (net of applicable taxes), to current holders of the Company common shares originally issued in its initial public offering. No payments will be made in respect of the Company’s outstanding warrants or to any of the Company’s initial stockholders with respect to the shares owned by them prior to the initial public offering. As of the record date, April 17, 2008, the share transfer books of the Company will be closed, and trading of the Company’s shares on the American Stock Exchange will be suspended. The Company expects to make a first and final liquidating distribution on April 18, 2008. A press release confirming stockholder approval of the Company’s dissolution and liquidation will be issued immediately following such approval at the special meeting.
Grubb & Ellis Realty Advisors, Inc.
Grubb & Ellis Realty Advisors, Inc. is a blank check company formed by Grubb & Ellis Company in September 2005 for the purpose of acquiring office and industrial commercial real estate assets in suburban, secondary and tertiary markets. For more information, visit the Company’s Web site at www.grubb-ellisrealtyadvisors.com.
Forward-looking Statement
Statements included in this release may constitute forward-looking statements. These statements involve known and unknown risks, uncertainties and other factors that may cause the Company’s actual results and performance in future periods to be materially different from any future results or performance suggested by these statements. Such factors which could adversely affect the Company’s ability to obtain these results include, among other things, (i) not obtaining the requisite stockholder approval to effect the dissolution and liquidation of the Company and (ii) other factors described in the Company’s Annual Report on Form 10-K for the fiscal year ended June 30, 2007, the Company’s Quarterly Report on Form 10-Q for the fiscal quarters ended September 30, 2007 and December 31, 2007, and in the

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Company’s other filings with the Securities and Exchange Commission (including the definitive proxy statement on Schedule 14A filed with the SEC on March 24, 2008).
Important Additional Information Filed with the SEC
Grubb & Ellis Realty Advisors, Inc. filed a definitive proxy statement with the SEC regarding the proposed dissolution and liquidation of the Company on March 24, 2008. THE COMPANY’S STOCKHOLDERS AND INVESTORS ARE URGED TO READ THE DEFINITIVE PROXY STATEMENT WHICH CONTAINS IMPORTANT INFORMATION. The Company’s stockholders and investors may obtain free copies of the definitive proxy statement and other documents filed by the Company through the website maintained by the SEC at www.sec.gov. In addition, the Company’s stockholders and investors may obtain free copies of the definitive proxy statement and other documents filed by the Company, from the Company by contacting the Company c/o Chief Financial Officer at 500 W. Monroe St., Suite 2800, Chicago, IL 60661 or calling 312.698.4900.
Before making any voting decisions with respect to the proposed dissolution and liquidation or any of the other matters with respect to which the Company’s stockholders will be asked to vote pursuant to the proxy statement, the Company’s stockholders are urged to read the definitive proxy statement and other documents filed by the Company.
The Company, its directors and named executive officers may be deemed to be participants in the solicitation of the Company’s security holders in connection with the proposed dissolution and liquidation and other matters with respect to which the Company’s stockholders will be asked to vote pursuant to the proxy statement. Information regarding the names, affiliations and interests of such individuals is set forth in the Company’s definitive proxy statement filed with the SEC on March 24, 2008 and in the Company’s annual report on Form 10-K for the fiscal year ended June 30, 2007.
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